Exhibit 10.5

LINE OF CREDIT AGREEMENT

$150,000

Dated: December 8, 2013

FOR VALUE RECEIVED, Mullen Motor Company, a California corporation with an address at 300 and 308 East Second Avenue, La Habra, California 90631 (referred to herein as "Debtor"), hereby irrevocably promises and agrees to pay to the order of Primco Management Inc., a Delaware corporation with an address at 1875 Century Park East 6th Floor, Suite 73, Century City, CA 90067 ("Creditor"), or at such other place as set forth herein or as designated in writing by the Holder (as defined below) hereof, in lawful money of the United States of America, the principal sum of up to one hundred and fifty thousand dollars ($150,000), together with interest thereon (if any) and other fees in connection therewith, all in accordance with the terms and conditions set forth below.

1.        There will be no interest on the unpaid principal balance up until December 31, 2014. Starting January 1, 2015, the principle balance on this line of credit will accrue interest at 4% per annum. The line of credit shall be due on or before December 31, 2015.

2.        Creditor may not sell, assign, transfer, pledge or hypothecate this Line of credit and any or all of its rights and remedies hereunder at any time, without notice to Creditor.

3.        Debtor may prepay any amount due hereunder, in whole or in part, at any time without penalty or premium for such early payment. Debtor shall also be entitled to offset against this Line of credit any amount owed by Creditor to Debtor, including without limitation any losses or expenses actually incurred by Debtor as a result of a breach by Creditor of any of its obligations between Debtor and Creditor.

4.        If (a) any payment or delivery required by this Line of credit is not made when due hereunder, or any obligation or covenant undertaken by Debtor hereunder is not performed or observed as and when required hereby, (b) Debtor defaults in the performance of any obligation evidenced by this Line of credit, (c) any representation or warranty made by Debtor in this Line of credit or any other instrument, agreement or document delivered by Debtor or any other party for Debtor's benefit in connection herewith proves to have been materially false or inaccurate when made, (d) any event of default occurs under any instrument securing the obligations evidenced by this Line of credit, or (e) Debtor files an assignment for the benefit of creditors or for relief under any provisions of the Bankruptcy Code, or suffers an involuntary petition in bankruptcy or receivership to be filed and not vacated within 30 days, then the Holder may at its sole option consider the entire unpaid principal balance and accrued but unpaid interest hereunder at once become due and payable without notice (time being the essence hereof). The exercise or failure to exercise such remedy shall not constitute a waiver of the right to exercise such remedy or preclude the exercise of any other remedy in the event of any subsequent default, event or circumstance that gives rise to such right of acceleration.

5.        In the event that any payment under this Line of credit is not made at the time and in the manner required (whether before or after maturity), Debtor agrees to pay any and all costs and expenses (regardless of the particular nature thereof and whether incurred before or after the initiation of suit or before or after judgment) which may be incurred by Holder in connection with the enforcement of any of its rights under this Line of credit, including, but not limited to, attorneys' fees and all costs and expenses of collection.

6.        Debtor, on behalf of itself and all sureties, guarantors, and endorsers hereof, if any, hereby waives presentment for payment, demand, and notice of dishonor and nonpayment of this Line of credit, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Holder with respect to the payment or other provisions of this Line of credit, and to the release of any security, or any part thereof, with or without substitution.

7.        The failure of Holder in any one or more instances to insist upon strict performance of any of the terms and provisions of this Line of credit, or to exercise any option conferred herein shall not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms, provisions or options on any future occasion.

8.        This Line of credit is delivered in the State of California and shall be governed by and construed in accordance with the laws of said state, without giving effect to any conflict of laws provisions. This Line of credit shall bind the successors and assigns of Debtor and shall inure to benefit of the successors and assigns of Creditor.

9.        This Line of credit constitutes the entire understanding and agreement between the parties with regard to the subject matters hereof and thereof, and supersedes and replaces any prior understanding or agreement, oral or written, relating to such subject matters.

IN WITNESS WHEREOF, Debtor has executed this Line of credit on or as of the day and year first above written.

Primco Management, Inc. (Creditor)

Name:	David Michery
Signature:	/s/ David Michery
Date:	12-8-13

Mullen Motor Company (Debtor)

Name:	David Michery
Signature:	/s/ David Michery
Date:	12-8-13